Exhibit 99.1

The Trade Desk Reports Second Quarter Financial Results

LOS ANGELES--(BUSINESS WIRE)--August 9, 2021--The Trade Desk, Inc. (NASDAQ: TTD), a provider of a global technology platform for buyers of advertising, today announced financial results for its second quarter ended June 30, 2021.

“Revenue more than doubled year-over-year to $280 million in the second quarter. Our growth speaks to The Trade Desk’s position as the default DSP for the open internet. Nowhere is this more apparent than in Connected TV, as more premium streaming inventory becomes available to meet growing marketer demand for data-driven TV advertising,” said Jeff Green, founder and CEO of The Trade Desk. “From a customer perspective, more of the world’s leading brands, and their agencies, joined our platform, or expanded their relationship with us. This, and our robust international growth in the second quarter, gives us tremendous optimism moving forward. We also recently launched our new trading platform, Solimar, the biggest product launch in our company’s history. Solimar allows advertisers to take advantage of many opportunities in front of them today, with features such as simple and secure onboarding of first-party data; the industry’s most advanced cross-channel measurement marketplace; and advanced, multi-level goal-setting which allows our KOA AI technology to optimize campaigns for the trader.”

Second Quarter 2021 Financial Highlights:

The following table summarizes our consolidated financial results for the three and six months ended June 30, 2021 and 2020 ($ in millions, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
GAAP Results
Revenue	$280.0	$139.4	$499.8	$300.0
Increase in revenue year over year	101%	(13)%	67%	7%
Net Income	$47.7	$25.1	$70.3	$49.2
Diluted EPS	$0.10	$0.05	$0.14	$0.10

Non-GAAP Results
Adjusted EBITDA	$117.9	$14.6	$188.4	$53.6
Adjusted EBITDA Margin	42%	10%	38%	18%
Non-GAAP Net Income	$88.2	$44.8	$158.2	$88.2
Non-GAAP Diluted EPS	$0.18	$0.09	$0.32	$0.18

Second Quarter and Recent Business Highlights Include:

  Strong Customer Retention: Customer retention remained over 95% during the quarter, as it has for the previous 7 years
  Launched our new trading platform Solimar
  Features include:
    Upgraded UI to help set better campaign goals
    The platform’s AI engine Koa™ then uses these goals as a guide to optimize media spend, helping the advertisers to achieve goals faster and more efficiently than ever before
    Enables onboarding and activating first-party data easier than ever
    Growing an audience without sacrificing control over consumer experience by utilizing an interoperable Unified ID 2.0 with some of the biggest names in identity
    The most powerful measurement marketplace in the market today providing marketers the ability to measure the impact of campaigns across every channel and optimize in real time
  Continued Industry-Wide Collaboration and Support for Unified ID 2.0: The Trade Desk is building support for Unified ID 2.0 (UID2), a new industry-wide approach to identity that preserves the value of relevant advertising, while putting user control and privacy at the forefront. The ID is an upgrade and alternative to third-party cookies. Recent pledges of support and integration with UID2 include:
    Global provider of marketing solutions, Interpublic Group
    Global media, marketing and corporate communications holding company, Omnicom Group
    AMC Networks, an American entertainment company
    Blockgraph, a technology company that makes the future of data-driven TV advertising possible
    OpenAP, an advanced advertising company bringing simplicity and scale to audience-based campaigns in television
    Snowflake, an enabler for organizations to mobilize their data with Snowflake’s Data Cloud
  Industry Recognition: The Trade Desk was named one of the Top 100 Software Companies of 2021 by The Software Report and won Adweek Readers’ Choice: Best of Tech awards for both Demand Side Platform and Innovator of the Year categories. Additionally, The Trade Desk was included in this year’s Forbes Global 2000 list. And for the fifth consecutive year, The Trade Desk was selected as both a FORTUNE 2021 Best Medium Workplace and a Best Workplace in New York by Great Places to work.

Financial Guidance:

Our business has been impacted by the COVID-19 pandemic that has significantly impacted advertiser demand. Like many companies that are ad-funded, we are facing a period of higher uncertainty in our business outlook. We expect our business performance could be impacted by issues beyond our control, such as changing economic conditions or additional shelter-in-place orders that may or may not occur. Assuming that the economy continues to recover and we do not have any major COVID-19 related setbacks that may cause economic conditions to deteriorate, we estimate the following:

Third Quarter 2021 outlook summary:

  Revenue at least $282 million
  Adjusted EBITDA approximately $100 million

We have not provided an outlook for GAAP Net income or reconciliation of adjusted EBITDA guidance to net income, the closest corresponding U.S. GAAP measure, because net income outlook is not available without unreasonable efforts on a forward-looking basis due to the variability and complexity with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of our stock-based compensation expense that are directly impacted by unpredictable fluctuations in our share price. We expect the variability of the above charges could have a significant and potentially unpredictable impact on our future U.S. GAAP financial results.

Use of Non-GAAP Financial Information

Included within this press release are the non-GAAP financial measures of Adjusted EBITDA, Non-GAAP net income and Non-GAAP diluted EPS that supplement the Consolidated Statements of Income of The Trade Desk, Inc. (the Company) prepared under generally accepted accounting principles (GAAP). Adjusted EBITDA is earnings before depreciation and amortization, stock-based compensation, interest expense (income), net, and provision for (benefit from) income taxes. Non-GAAP net income excludes charges and the related income tax effects for stock-based compensation. Tax rates on the tax-deductible portions of the stock-based compensation expense approximating 25% to 30% have been used in the computation of non-GAAP net income and non-GAAP diluted EPS. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Consolidated Statements of Income. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures and may be different from non-GAAP financial measures used by other companies.

Second Quarter Financial Results Webcast and Conference Call Details

  When: August 9, 2021 at 8:30 A.M. Pacific Time (11:30 A.M. Eastern Time).
  Webcast: A live webcast of the call can be accessed from the Investor Relations section of The Trade Desk’s website at http://investors.thetradedesk.com/. Following the call, a replay will be available on the company’s website.
  Dial-in: To access the call via telephone in North America, please dial 888-506-0062. For callers outside the United States, please dial 1-973-528-0011. Participants should reference the conference call ID code “705293” after dialing in.
  Audio replay: An audio replay of the call will be available beginning about two hours after the call. To listen to the replay in the United States, please dial 1-877-481-4010 (replay code: 42356). Outside the United States, please dial 1-919-882-2331 (replay code: 42356). The audio replay will be available via telephone until August 23, 2021.

The Trade Desk, Inc. uses its Investor Relations website (http://investors.thetradedesk.com/investor-overview), its Twitter feed (@TheTradeDesk), LinkedIn page (https://www.linkedin.com/company/the-trade-desk/), and Facebook page (https://www.facebook.com/TheTradeDesk/), and Jeff Green’s Twitter feed (@jefftgreen) and LinkedIn profile (https://www.linkedin.com/in/jefftgreen/) as a means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to The Trade Desk’s press releases, SEC filings, public conference calls and webcasts.

About The Trade Desk

The Trade Desk is a technology company that empowers buyers of advertising. Through its self-service, cloud-based platform, ad buyers can create, manage, and optimize digital advertising campaigns across ad formats and devices. Integrations with major data, inventory, and publisher partners ensure maximum reach and decisioning capabilities, and enterprise APIs enable custom development on top of the platform. Headquartered in Ventura, CA, The Trade Desk has offices across North America, Europe, and Asia Pacific. To learn more, visit thetradedesk.com or follow us on Facebook, Twitter, LinkedIn and YouTube.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate, including statements relating to the industry and market trends, and the Company’s financial targets, such as revenue and Adjusted EBITDA. When words such as “believe,” “expect,” “anticipate,” “will”, “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve risks, uncertainties and assumptions, including those related to the Company’s relatively limited operating history and the impact of COVID-19 on the Company and its customers and partners, which makes it difficult to evaluate the Company’s business and prospects, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These are disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent Form 10-K and any subsequent filings on Forms 10-Q or 8-K, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

THE TRADE DESK, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenue	$279,967	$139,355	$499,778	$300,015
Operating expenses (1):
Platform operations	50,809	42,133	101,309	82,341
Sales and marketing	61,755	37,071	117,519	71,365
Technology and development	53,536	40,058	107,454	76,852
General and administrative	51,919	35,865	103,764	74,463
Total operating expenses	218,019	155,127	430,046	305,021
Income (loss) from operations	61,948	(15,772)	69,732	(5,006)
Total other expense, net	398	194	90	611
Income (loss) before income taxes	61,550	(15,966)	69,642	(5,617)
Provision for (benefit from) income taxes	13,853	(41,077)	(697)	(54,785)
Net income	$47,697	$25,111	$70,339	$49,168
Earnings per share:
Basic	$0.10	$0.05	$0.15	$0.11
Diluted	$0.10	$0.05	$0.14	$0.10
Weighted average shares outstanding:
Basic	475,512	461,356	474,172	458,184
Diluted	496,987	486,537	497,449	484,834
_______________________
(1) Includes stock-based compensation expense as follows:

STOCK-BASED COMPENSATION EXPENSE
(Amounts in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Platform operations	$4,091	$2,358	$9,106	$3,820
Sales and marketing	14,579	6,319	28,263	11,633
Technology and development	13,974	7,844	30,068	16,434
General and administrative	12,553	7,413	30,114	15,012
Total	$45,197	$23,934	$97,551	$46,899

THE TRADE DESK, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of	As of
	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$476,907	$437,353
Short-term investments, net	228,150	186,685
Accounts receivable, net	1,527,651	1,584,109
Prepaid expenses and other current assets	114,558	102,170
Total current assets	2,347,266	2,310,317
Property and equipment, net	124,809	115,863
Operating lease assets	245,674	248,143
Deferred income taxes	45,124	50,168
Other assets, non-current	30,075	29,154
Total assets	$2,792,948	$2,753,645

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,222,220	$1,348,480
Accrued expenses and other current liabilities	66,759	88,335
Operating lease liabilities	39,594	37,868
Total current liabilities	1,328,573	1,474,683
Operating lease liabilities, non-current	252,995	254,562
Other liabilities, non-current	9,034	11,255
Total liabilities	1,590,602	1,740,500

Stockholders' equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	657,640	538,778
Retained earnings	544,706	474,367
Total stockholders' equity	1,202,346	1,013,145
Total liabilities and stockholders' equity	$2,792,948	$2,753,645

THE TRADE DESK, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Six Months Ended June 30,
	2021	2020
OPERATING ACTIVITIES:
Net income	$70,339	$49,168
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,017	13,260
Stock-based compensation	97,551	46,899
Allowance for credit losses on accounts receivable	239	2,384
Noncash lease expense	19,553	15,825
Deferred income taxes	5,044	(11,697)
Other	9,065	(2,372)
Changes in operating assets and liabilities:
Accounts receivable	49,802	293,577
Prepaid expenses and other assets	(6,812)	(31,368)
Accounts payable	(133,510)	(214,396)
Accrued expenses and other liabilities	(22,852)	(7,418)
Operating lease liabilities	(23,995)	(4,735)
Net cash provided by operating activities	85,441	149,127
INVESTING ACTIVITIES:
Purchases of investments	(164,031)	(90,080)
Sales of investments	4,539	—
Maturities of investments	116,769	85,183
Purchases of property and equipment	(18,499)	(37,720)
Capitalized software development costs	(2,675)	(2,317)
Net cash used in investing activities	(63,897)	(44,934)
FINANCING ACTIVITIES:
Proceeds from line of credit	—	143,000
Repayment on line of credit	—	(1,000)
Payment of debt financing costs	(1,852)	—
Proceeds from exercise of stock options	26,339	41,969
Proceeds from employee stock purchase plan	22,758	15,035
Taxes paid related to net settlement of restricted stock awards	(29,235)	(7,729)
Net cash provided by financing activities	18,010	191,275
Increase in cash and cash equivalents	39,554	295,468
Cash and cash equivalents—Beginning of period	437,353	130,876
Cash and cash equivalents—End of period	$476,907	$426,344

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)

The following tables show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

Net income	$47,697	$25,111	$70,339	$49,168
Add back:
Depreciation and amortization	11,006	6,783	21,017	13,260
Stock-based compensation	45,197	23,934	97,551	46,899
Interest expense (income), net	194	(158)	239	(975)
Provision for (benefit from) income taxes	13,853	(41,077)	(697)	(54,785)
Adjusted EBITDA	$117,947	$14,593	$188,449	$53,567

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
GAAP net income	$47,697	$25,111	$70,339	$49,168
Add back (deduct):
Stock-based compensation expense	45,197	23,934	97,551	46,899
Adjustment for income taxes	(4,682)	(4,248)	(9,689)	(7,901)
Non-GAAP net income	$88,212	$44,797	$158,201	$88,166

GAAP diluted EPS	$0.10	$0.05	$0.14	$0.10
Non-GAAP diluted EPS	$0.18	$0.09	$0.32	$0.18

Weighted average shares outstanding—diluted	496,987	486,537	497,449	484,834

Contacts

Investors
Chris Toth
Vice President Investor Relations, The Trade Desk
ir@thetradedesk.com
310-334-9183

Media
Ian Colley
Vice President Public Relations, The Trade Desk
ian.colley@thetradedesk.com
914-434-3043